                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------
                                                          (Filed pursuant to Rule 433; SEC File No. 333-122688)
---------------------------------------------------------------------------------------------------------------

                                                  GMAC RFC

Free Writing Prospectus Containing Computational Materials

Part I of II

$ 977,500,000(Approximate)

RASC Series 2006-KS2 Trust
Issuing Entity

Residential Asset Securities Corporation
Depositor

Residential Funding Corporation
Master Servicer and Sponsor

Home Equity Mortgage Asset-Backed Pass-Through Certificates,
Series 2006-KS2

February 10, 2006

                                               GMAC RFC Securities

      Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:      Pricing Date:              On or about  February [14], 2006
                      Settlement Date:           On or about  February 27, 2006
                      First Payment Date:        March 27, 2006

Structure:            Fixed and ARMs:            $1,000,000,000 Senior / Subordinated structure /
                                                 overcollateralization
                      Rating Agencies:           [Moody's and S&P]

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC")
based on information with respect to the mortgage loans provided by Residential Funding Corporation
("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING
TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR MORE  COMPLETE
INFORMATION  ABOUT THE  DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU REQUEST IT BY
CALLING TOLL-FREE (888) 523-3990.

The  certificates  may not be suitable for all  investors.  RFSC and its  affiliates  may acquire,  hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity  is not obligated to issue such certificate or any similar certificate and RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity  for the applicable series and the availability of such certificate when, as and if issued by the issuing entity .  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

The information in this free writing  prospectus is preliminary,  and will be superseded by the preliminary prospectus.  This  free  writing  prospectus  is  being  delivered  to  you  solely  to  provide  you  with information  about the  offering of the  certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase any of the  certificates  until we have  accepted  your  offer to  purchase  certificates.  We will not accept any offer by you to purchase the  certificates,  and you will not have any  contractual  commitment to purchase any of the  certificates  until after you have received the preliminary  prospectus.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance  of your offer.  The  information  in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool.  The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool.  It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below.  Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                                          RASC Series 2006-KS2 Trust

                          Home Equity Mortgage Asset-Backed Pass-Through Certificates
                                          $977,500,000 (Approximate)
                                              Subject to Revision
                                       Preliminary Offered Certificates
----------------------------------------------------------------------------------------------------------------
Class            Approximate    Interest Principal    Expected       Expected         Final         Expected
                                                                    Principal
                                                         WAL          Window        Scheduled        rating
                                                      (yrs)(2)     (months)(2)    Distribution     (Moody's /
                   Size(1)       Type       Type      Call/Mat       Call/Mat         Date            S&P)
--------------- --------------- -------- ----------- ------------ --------------- -------------- ---------------
A-1 (3)           $382,090,000  Floating    SEQ      1.00 / 1.00   1 - 21 / 1 -     Mar-2027        Aaa/AAA
                                                                        21
                                                                   21 - 28 / 21
A-2 (3) (4)        162,917,000  Floating    SEQ      2.00 / 2.00       - 28         Jan-2031        Aaa/AAA
                                                                   28 - 73 / 28
A-3 (3) (4)        181,436,000  Floating    SEQ      3.50 / 3.50       - 74         Mar-2035        Aaa/AAA
                                                                   73 - 73 / 74
A-4 (3) (4)         56,557,000  Floating    SEQ      6.08 / 8.56      - 170         Mar-2036        Aaa/AAA
M-1 (3) (4)                                                        46 - 73 / 46
(5)                 38,000,000  Floating    MEZ      4.64 / 5.11      - 142         Mar-2036        Aa1/AA+
M-2  (3) (4)                                                       43 - 73 / 43
(5)                 35,000,000  Floating    MEZ      4.49 / 4.94      - 136         Mar-2036        Aa2/AA+
M-3  (3) (4)                                                       42 - 73 / 42
(5)                 20,000,000  Floating    MEZ      4.42 / 4.85      - 129         Mar-2036         Aa3/AA
M-4  (3) (4)                                                       41 - 73 / 41
(5)                 18,000,000  Floating    MEZ      4.37 / 4.79      - 124         Mar-2036         A1/AA
M-5  (3) (4)                                                       40 - 73 / 40
(5)                 17,000,000  Floating    MEZ      4.34 / 4.74      - 119         Mar-2036         A2/AA-
M-6  (3) (4)                                                       39 - 73 / 39
(5)                 15,500,000  Floating    MEZ      4.32 / 4.68      - 113         Mar-2036         A3/A+
M-7  (3) (4)                                                       38 - 73 / 38
(5)                 15,500,000  Floating    MEZ      4.30 / 4.63      - 107         Mar-2036         Baa1/A
M-8  (3) (4)                                                       38 - 73 / 38
(5)                 13,500,000  Floating    MEZ      4.27 / 4.54      - 100         Mar-2036       Baa2/BBB+
M-9  (3) (4)                                                       38 - 73 / 38
(5)                 10,500,000  Floating    MEZ      4.27 / 4.47       - 91         Mar-2036        Baa3/BBB
M-10  (3) (4)                                                      37 - 73 / 37
(5)                 11,500,000  Floating    MEZ      4.24 / 4.31       - 83         Mar-2036        Ba1/BBB-
Total             $977,500,000
--------------- --------------- -------- ----------- ------------ --------------- -------------- ---------------

     Notes:
(1)     Class sizes subject to a 10% variance.
(2)     Pricing Speed Assumption:
        Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23%
        CPR thereafter).
        ARMs:  100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately
        2.545% each month to 30% CPR in month twelve, and remain at 30%
               CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35%
      CPR).
(3)     The pass-through rate on the Class A Certificates and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)     If the 10% optional call is not exercised, the margin on the Class A-3 and Class A-4  Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.
(5)     The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Representations & Warranties:  RFC will make a representation  and warranty that each mortgaged  property is free of  damage  and in good  repair  as of the  closing  date.  In the event that a  mortgaged  property  is damaged as of the  closing  date and that  damage  materially  adversely  affects  the  value of the  mortgaged property  or of the  interest  of the  certificateholders  in the  related mortgaged  loan, RFC will be required to repurchase  the related  mortgage loan from the trust.

 Certificates:                  The  Class  A-1   Certificates,   Class   A-2   Certificates,   Class  A-3
                                Certificates and Class A-4 Certificates (the "Class A Certificates").

                                The  Class  M-1   Certificates,   Class   M-2   Certificates,   Class  M-3
                                Certificates,  Class M-4 Certificates,  Class M-5 Certificates,  Class M-6
                                Certificates,  Class M-7 Certificates,  Class M-8 Certificates,  Class M-9
                                Certificates and Class M-10 Certificates (the "Class M Certificates").

                                The Class A Certificates  and Class M Certificates  will be offered by the
                                Prospectus (the "Offered Certificates").

 Depositor:                     Residential  Asset  Securities   Corporation  ("RASC"),  an  affiliate  of
                                Residential Funding Corporation.

 SEC Registration Number:       333-122688.

 Seller and Master Servicer:    Residential  Funding  Corporation  (the  "Seller",  "Master  Servicer"  or
                                "RFC").

 Sub-Servicer:                  Primary  servicing  will be provided  primarily by  HomeComings  Financial
                                Network,   Inc.,  a  wholly  owned   subsidiary  of  Residential   Funding
                                Corporation.

 Trustee:                       U.S. Bank National Association.

 Swap Counterparty:             Bear Stearns Bank plc.

 Lead Underwriters:             Residential Funding Securities Corporation and Greenwich Capital Markets,
                                Inc.

 Co-Manager:                    Deutsche Bank Securities Inc.

 Statistical Calculation and    February 1, 2006.

 Cut-Off Date:
 Closing Date:                  On or about February 27, 2006.

 Distribution Dates:            The 25th day of each month (if such day is not a business  day,  the first business day thereafter) commencing in March 2006.

 Form of Certificates:          The Offered  Certificates will be available in book-entry form through DTC
                                / Euroclear / Clearstream in same day funds.

 Minimum Denominations:         The Class A Certificates  and the Class M-1  Certificates  will be offered in minimum  denominations  of $100,000  and  integral  multiples  of $1 in excess  thereof.  The Class  M-2  Certificates,  Class  M-3  Certificates,
                                Class M-4 Certificates,  Class M-5  Certificates,  Class M-6 Certificates,
                                Class M-7 Certificates,  Class M-8 Certificates Class M-9 Certificates and
                                Class  M-10  Certificates  will be offered  in  minimum  denominations  of
                                $250,000 and integral multiples of $1 in excess thereof.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

  Tax Status:                  The Offered  Certificates  (exclusive  of any right to receive  amounts in respect of Basis Risk Shortfall)  will be designated as regular  interests in a REMIC and, as such,  will be treated as debt  instruments  of a REMIC for federal income tax purposes.

  ERISA Eligibility:           None of the Certificates are expected to be ERISA eligible.
  SMMEA Eligibility:           The Offered Certificates are not expected to constitute  "mortgage-related securities" for purposes of the Secondary  Mortgage Market Enhancement Act of 1984.

  Optional Termination Date:   If the  aggregate  principal  balance of the  Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date falls below
                               10% of the aggregate  principal  balance as of the Cut-off Date ("Optional
                               Termination  Date"),  the  holders of the call  rights may  terminate  the trust.

  Mortgage Loans:              The mortgage pool will consist of fixed-rate and adjustable-rate  subprime home equity  Mortgage Loans secured by first and second liens on mortgaged properties.  Approximately  14.91% of the  Mortgage  Loans  provide for an initial interest-only period of up to 10 years.

                               The  statistical   pool  of  mortgage  loans   described   herein  has  an
                               approximate  aggregate  principal  balance  of  $1,038,713,385  as of  the
                               Statistical   Calculation   Date.  On  the  Closing  Date,  the  aggregate
                               principal   balance  of  the   Mortgage   Loans   will  be   approximately
                               $1,000,000,000.

                               Approximately  31.54% and 15.15% of the mortgage loans were purchased from
                               EFC  Holdings   Corporation   and   Decision   One   Mortgage   Corp  LLC,
                               respectively,  which are sellers  unaffiliated  with Residential  Funding.
                               Approximately   15.42%  of  the  mortgage   loans  were   purchased   from
                               HomeComings  Financial  Network,  Inc., which is a seller  affiliated with
                               Residential Funding.

  Silent Seconds:              The mortgaged  properties relating to approximately 28.69% of the Mortgage
                               Loans are subject to a second-lien  mortgage  loan ("Silent  Second") that was  originated  at the same time as the  first-lien  mortgage  loan.  The weighted average  combined  original  loan-to-value  ratio of the Mortgage
                               Loans, including the Mortgage Loans subject to Silent Seconds, is 87.55%.

  Performance Information:     Performance   information  for  certain  RFC   transactions  is  currently
                               available at www.gmacrfcstaticpool.com.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

  Prepayment Assumption:       Fixed Rate  Mortgage  Loans:  23% HEP (assumes that  prepayments  start at
                               2.3% CPR in month  one,  increase  by 2.3% each  month to 23% CPR in month ten, and remain constant at 23% CPR thereafter).

                               Adjustable Rate Mortgage Loans:  100% PPC (100% PPC prepayment  assumption assumes  (i) a per  annum  prepayment  rate of 2% of the then  outstanding principal  balance  of the  adjustable-rate  Mortgage  Loans in the  first month of the life of the Mortgage  Loans,  (ii) an  additional  28%/11 per annum  in each  month  thereafter  through  the  eleventh  month,  (iii) a constant  prepayment  rate of 30% per annum in the twelfth  month  through the twenty-second  month, (iv) a constant prepayment rate of 50% per annum in the  twenty-third  month  through  the  twenty-seventh  month and (v) a constant prepayment rate of 35% per annum thereafter).

  Basis Risk Shortfall:        With  respect  to  any  class  of  Class  A   Certificates   and  Class  M
                               Certificates  and any  Distribution  Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of certificates,  an amount  equal to the excess of (i) accrued  certificate  interest for that class  calculated  at a rate (not to exceed  14.00%  per  annum)  equal to
                               One-Month  LIBOR plus the related  margin,  over (ii) accrued  certificate interest for that class calculated using the Net WAC Cap Rate.

  Basis Risk Shortfall         With  respect  to  any  class  of  Class  A   Certificates   and  Class  M
  Carry-Forward Amounts:       Certificates and any  Distribution  Date, an amount equal to the aggregate amount of Basis Risk Shortfall on that Distribution  Date, plus any unpaid
                               Basis Risk Shortfall from prior Distribution  Dates, plus interest thereon to the extent  previously  unreimbursed  by Excess  Cash  Flow,  at a rate equal to the related pass-through rate for that class.

  Relief Act Shortfalls:       With  respect  to  any  Distribution  Date,  the  shortfall,  if  any,  in collections  of interest  resulting from the  Servicemembers  Civil Relief
                               Act or any similar  legislation or regulation.  Relief Act Shortfalls will be covered by available  Excess Cash Flow in the current  period only. Any
                               Relief  Act  Shortfalls  allocated  to the  Offered  Certificates  for the current  period not covered by Excess Cash Flow in the current period will remain  unpaid.  Relief Act  Shortfalls  will be  allocated  on a pro rata basis among the Offered Certificates.

  Available Distribution       For any distribution  date, an amount (net of (i) amounts  reimbursable to
  Amount:                      the master servicer and any subservicer,  (ii) any net swap payment to the
                               swap  counterparty  and   (iii) any swap termination payment  not  due  to
                               a swap counterparty trigger event)  equal  to (a) the  aggregate amount of scheduled  payments  on the  mortgage  loans due  during the  related  due period and received on or prior to the related  determination  date, after deduction  of the  master  servicing  fees  and any  subservicing  fees in respect of the mortgage loans for that distribution date,  (b) unscheduled
                               payments,    including    mortgagor    prepayments    on   the    mortgage
                               loans, insurance proceeds, liquidation proceeds  and subsequent recoveries
                               from  the  mortgage   loans,   and  proceeds  from   repurchases   of  and
                               substitutions  for the  mortgage  loans  occurring  during  the  preceding calendar month;  and (c) all  Advances made for that  distribution date in respect  of  the  mortgage  loans.  A  more  detailed  description  of the
                               Available  Distribution Amount is set forth in the preliminary  prospectus supplement, including additional amounts which be included.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

  Credit Enhancement:          A.  Excess Cash Flow
                               For any  Distribution  Date,  the sum of (i) the  excess of the  Available
                               Distribution  Amount over the sum of (a) the interest  distribution amount for the certificates  and (b) the principal  remittance  amount,  (ii) any overcollateralization  reduction amount, and (iii) any amounts received by the trust under the Swap  Agreement  for that  Distribution  Date.  Excess
                               Cash  Flow may be used to  protect  the Class A  Certificates  and Class M
                               Certificates  against  realized losses by making an additional  payment of principal to cover the amount of the realized losses.

                               Excess  spread is  initially  equal to  approximately  290 basis points per annum, for the 26 day initial accrual period.

                               * - Excess  Spread is calculated on a 30/360 basis and at the Pricing Speed
                               Assumption.

                               B.  Overcollateralization ("OC")
                                   ---------------------------------------------
                                   Initial (% Orig.)                      2.25%
                                   OC Target (% Orig.)                    2.25%
                                   Stepdown OC Target (% Current)(1)      4.50%
                                   OC Floor (% Orig.)                     0.50%
                                   ---------------------------------------------
                                   (1) subject to certain  trigger events as specified herein

                               C.   Subordination

                               If the Class M Certificates remain  outstanding,  losses on the mortgage
                               loans    which   are   not    covered   by   excess   cash   flow   or
                               overcollateralization  will be first allocated to the class of Class M
                               Certificates with the lowest payment  priority,  and the other classes of  certificates  will not bear any portion of such losses,  except as described in the  preliminary  prospectus  supplement.  If none of the
                               Class M  Certificates  is  outstanding  and if there is no Excess Cash
                               Flow or  overcollateralization,  all such losses will be  allocated to the Class A Certificates as described in the  preliminary  prospectus.

                               D. Swap Agreement

                               Credit enhancement  for the Class A and Class M  Certificates  will include net payments made by the Swap  Counterparty to the trustee pursuant to the swap agreement.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                             --------------- ---------------- ------------ -------------
                                                                Initial       After
                                             Expected rating    Credit      Step-Down
                             Class           (Moody's / S&P)    Support      Support
                             --------------- ---------------- ------------ -------------
                             --------------- ---------------- ------------ -------------
                             Class A             Aaa/AAA        21.70%        43.40%
                             --------------- ---------------- ------------ -------------
                             Class M-1           Aa1/AA+        17.90%        35.80%
                             --------------- ---------------- ------------ -------------
                             Class M-2           Aa2/AA+        14.40%        28.80%
                             --------------- ---------------- ------------ -------------
                             Class M-3           Aa3/AA         12.40%        24.80%
                             --------------- ---------------- ------------ -------------
                             Class M-4            A1/AA         10.60%        21.20%
                             --------------- ---------------- ------------ -------------
                             Class M-5           A2/AA-          8.90%        17.80%
                             --------------- ---------------- ------------ -------------
                             Class M-6            A3/A+          7.35%        14.70%
                             --------------- ---------------- ------------ -------------
                             Class M-7           Baa1/A          5.80%        11.60%
                             --------------- ---------------- ------------ -------------
                             Class M-8          Baa2/BBB+        4.45%        8.90%
                             --------------- ---------------- ------------ -------------
                             Class M-9          Baa3/BBB         3.40%        6.80%
                             --------------- ---------------- ------------ -------------
                             Class M-10         Ba1/BBB-         2.25%        4.50%
                             --------------- ---------------- ------------ -------------

                        For  any  class  of  Certificates,  the  initial  Credit  Support  is  the aggregate  certificate  principal balance of all Certificates  subordinate to such class as a percentage of the aggregate  stated  principal  balance of the Mortgage  Loans as of the Cut-off Date.  The initial Credit Support includes Overcollateralization.
  Subordination Percentage:

                             ---------------- -------------------- ---------------
                                                Expected rating     Subordination %
                              Class              (Moody's / S&P)
                             ---------------- -------------------- ---------------
                             ---------------- -------------------- --------------
                             Class A                Aaa/AAA            56.60%
                             ---------------- -------------------- ---------------
                             Class M-1              Aa1/AA+            64.20%
                             ---------------- -------------------- ---------------
                             Class M-2              Aa2/AA+            71.20%
                             ---------------- -------------------- ---------------
                             Class M-3              Aa3/AA             75.20%
                             ---------------- -------------------- ---------------
                             Class M-4               A1/AA             78.80%
                             ---------------- -------------------- ---------------
                             Class M-5              A2/AA-             82.20%
                             ---------------- -------------------- ---------------
                             Class M-6               A3/A+             85.30%
                             ---------------- -------------------- ---------------
                             Class M-7              Baa1/A             88.40%
                             ---------------- -------------------- ---------------
                             Class M-8             Baa2/BBB+           91.10%
                             ---------------- -------------------- ---------------
                             Class M-9             Baa3/BBB            93.20%
                             ---------------- -------------------- ---------------
                             Class M-10            Ba1/BBB-            95.50%
                             ---------------- -------------------- ---------------

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Priority of Distributions:    Distributions  to the holders of the  Certificates  will be made generally as follows:
                              ♦       From the Available Distribution Amount,  distribution of accrued and unpaid  interest (less any prepayment  interest  shortfalls not covered by  compensating  interest or any Relief Act Shortfalls) to the holders of  Certificates  to the extent of the Available  Distribution  Amount,
                                  (after  payment  of the  Expense  Fee Rate) in the  following  order of priority:

                              (i)     To the Class A Certificates, pro rata;

                              (ii)    To the Class M-1 Certificates;

                              (iii)   To the Class M-2 Certificates;

                              (iv)    To the Class M-3 Certificates;

                              (v)     To the Class M-4 Certificates;

                              (vi)    To the Class M-5 Certificates;

                              (vii)   To the Class M-6 Certificates;

                              (viii)  To the Class M-7 Certificates;

                              (ix)    To the Class M-8 Certificates;

                              (x)     To the Class M-9 Certificates; and

                              (xi)    To the Class M-10 Certificates.

                              ♦       The Principal Distribution Amount will be distributed as follows:

                              (i)     To the  Class A  Certificates,  the Class A  Principal  Distribution
                                            Amount,  sequentially  to the Class A-1, Class A-2, Class A-3 and Class A-4  Certificates in that order, in each case until the  certificate  principal  balance thereof has been reduced to zero;

                              (ii)    To the Class M-1 Certificates,  the Class M-1 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-1 Certificates is reduced to zero;

                              (iii)   To the Class M-2 Certificates,  the Class M-2 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-2 Certificates is reduced to zero;

                              (iv)    To the Class M-3 Certificates,  the Class M-3 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-3 Certificates is reduced to zero;

                              (v)     To the Class M-4 Certificates,  the Class M-4 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-4 Certificates is reduced to zero;

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                              (vi)    To the Class M-5 Certificates,  the Class M-5 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-5 Certificates is reduced to zero;

                              (vii)   To the Class M-6 Certificates,  the Class M-6 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-6 Certificates is reduced to zero;

                              (viii)  To the Class M-7 Certificates,  the Class M-7 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-7 Certificates is reduced to zero;

                              (ix)    To the Class M-8 Certificates,  the Class M-8 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-8 Certificates is reduced to zero;

                              (x)     To the Class M-9 Certificates,  the Class M-9 Principal Distribution
                                            Amount, until the certificate  principal balance of the Class
                                            M-9 Certificates is reduced to zero; and

                              (xi)    To  the  Class  M-10   Certificates,   the  Class   M-10   Principal
                                            Distribution Amount, until the certificate  principal balance of the Class M-10 Certificates is reduced to zero

                              ♦       From Excess Cash Flow,  to pay to holders of the class or classes of
                                  Certificates  then  entitled  to  receive  distributions  in respect of principal  (as  described  above),  the  principal  portion of realized
                                  losses  previously  allocated  to  reduce  the  certificate   principal
                                  balance  of any  Class  A  Certificates  or  Class M  Certificates  and
                                  remaining   unreimbursed,   but  only  to  the  extent  of   subsequent
                                  recoveries;

                              ♦       From  Excess  Cash  Flow,  as  part  of the  Principal  Distribution
                                  Amount,  to pay to the holders of the Class A Certificates  and Class M
                                  Certificates in reduction of their certificate principal balances,  the principal  portion of realized  losses  incurred on the Mortgage  Loans for the preceding calendar month;

                              ♦       From  Excess  Cash  Flow,   to  pay  the  holders  of  the  Class  A
                                  Certificates  and  Class  M  Certificates  as  part  of  the  Principal
                                  Distribution Amount, any overcollateralization increase amount;

                              ♦       From  Excess Cash Flow,  to pay the holders of Class A  Certificates and  Class  M  Certificates,  the  amount  of any  prepayment  interest shortfalls  allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment  Interest  Shortfalls  allocated thereto,  to the extent not covered by the Eligible  Master  Servicing  Compensation on that Distribution Date;

                              ♦       From  Excess  Cash  Flow,  to pay  to the  holders  of the  Class  A
                                  Certificates  and  Class  M  Certificates,   any  prepayment   interest
                                  shortfalls  remaining  unpaid from prior  Distribution  Dates  together with interest  thereon,  on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                              ♦       From  Excess  Cash  Flow,  to pay to the  holders  of the  Class  A,
                                  Certificates,  pro rata, and then the Class M Certificates, in order of priority,  the amount of any Basis Risk Shortfall  Carry-Forward Amount remaining unpaid as of that Distribution Date;

                              ♦       From  Excess  Cash  Flow,  to pay  to the  holders  of the  Class  A
                                  Certificates  and Class M  Certificates,  the  amount of any Relief Act
                                  Shortfalls  allocated thereto,  on a pro rata basis based on Relief Act
                                  Shortfalls allocated thereto for that Distribution Date;

                              ♦       From  Excess  Cash  Flow,  to pay  to the  holders  of the  Class  A
                                  Certificates,  pro rata, then to the Class M Certificates,  in order of priority,  the  principal  portion of any  realized  losses  previously allocated thereto that remain unreimbursed;

                              ♦       From Excess Cash Flows to pay any swap termination  payments owed to the Swap Counterparty due to a swap counterparty trigger event; and

                              ♦       From  Excess  Cash  Flow,  to pay to the  holders  of the  Class  SB
                                  Certificates  any balance  remaining,  in accordance  with the terms of the pooling and servicing agreement.

 Interest Accrual Period:      From and including the preceding  Distribution Date (for the first accrual period,  the closing date) to but excluding the current  Distribution Date on an actual/360 basis.

 Pass-Through Rates:           Class A Pass-Through  Rates: On each  Distribution  Date, the Pass-Through
                               Rate on each class of Class A Certificates  will be a per annum rate equal to the least of (x) for any  Distribution  Date which  occurs prior to the second  Distribution  Date after the first possible  Optional  Termination
                               Date,  One-Month  LIBOR  plus the  related  margin,  and for each class of
                               Class A Certificates,  other than the Class A-1 Certificates and Class A-2
                               Certificates,  beginning on the second  Distribution  Date after the first possible  Optional  Termination  Date,  One-Month  LIBOR  plus 2 times the related margin, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

                               Class M Pass-Through  Rates: On each  Distribution  Date, the Pass-Through
                               Rate on each  class of the Class M  Certificates  will be a per annum rate equal to the least of (x) for any Distribution  Date which occurs prior to
                               the  second   Distribution   Date  after  the  first   possible   Optional
                               Termination Date,  One-Month LIBOR plus the related margin for such class, and  beginning on the second  Distribution  Date after the first  possible
                               Optional  Termination  Date,  One-Month  LIBOR plus 1.5 times the  related margin for such class, (y) the Net WAC Cap Rate and (z) 14.00% per annum.

  Net WAC Cap Rate:            With  respect to any  distribution  date, a per annum rate (which will not be less than zero) equal to (i) the  product of (a) the  weighted  average of the Net  Mortgage  Rates of the  mortgage  loans using the Net Mortgage
                               Rates in effect for the  scheduled  payments  due on such  mortgage  loans during  the  related  due  period,  and  (b) a  fraction  expressed  as  a percentage,  the numerator of which is 30 and the  denominator of which is the actual number of days in the related  Interest  Accrual Period,  minus
                               (ii) the  product  of  (a) a  fraction   expressed  as  a  percentage  the
                               numerator  of  which  is the  amount  of any  net  swap  payments  or swap termination  payment not due to a swap counterparty  trigger event owed to the Swap  Counterparty as of such distribution date and the denominator of which is the aggregate Stated  Principal  Balance of the mortgage loans as

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                               of such distribution  date, and (b) a fraction  expressed as a percentage, the numerator of which is 360 and the  denominator  of which is the actual number of days in the related Interest Accrual Period.

  Expense Fee Rate:            With respect to any Mortgage  Loan,  the expense fee rate  consists of the servicing  fee for such Mortgage  Loan.  The servicing fee consists of (a)
                               servicing  compensation  payable  to the  master  servicer  for its master servicing activities,  and (b) subservicing and other related compensation payable to the  sub-servicer,  including  compensation  paid to the master servicer as the direct  servicer of a Mortgage  Loan for which there is no subservicer.

  Net Mortgage Rate:           With respect to any mortgage loan, the mortgage rate minus the Expense Fee
                               Rate.

  Eligible Master Servicing    With respect to any  Distribution  Date,  the lesser of (i) one twelfth of
  Compensation:                0.125% of the stated principal  balance of the Mortgage Loans  immediately preceding that  Distribution Date and (ii) the sum of the Master Servicing
                               fee  payable to the  Master  Servicer  in respect of its master  servicing activities  and  reinvestment  income  received by the Master  Servicer on amounts payable on that Distribution Date.

  Advances:                    The Master Servicer will advance delinquent  principal and interest to the extent the advance is recoverable from future collections on the loan.

  Senior Enhancement           On any Distribution Date, the Senior Enhancement  Percentage will be equal
  Percentage:                  to a  fraction,  the  numerator  of which is the sum of (x) the  aggregate certificate  principal  balance  of the Class M  Certificates  immediately prior to that Distribution Date and (y) the Overcollateralization  Amount,
                               in each  case  prior to the  distribution  of the  Principal  Distribution
                               Amount on such  Distribution  Date,  and the  denominator  of which is the aggregate  stated  principal  balance of the  Mortgage  Loans after giving effect to distributions to be made on that Distribution Date.

  Trigger Event:               A  Trigger  Event is in  effect  on any  Distribution  Date on or after the
                               Stepdown  Date if either  (i) the  three-month average  of the  Sixty-Plus
                               Delinquency  Percentage equals or exceeds 36.60% of the Senior  Enhancement
                               Percentage for that  Distribution Date or (ii) on or after the Distribution
                               Date in March 2008 the cumulative  realized losses on the Mortgage Loans as a percentage  of the initial  aggregate  principal  balance of the Mortgage
                               Loans as of the Cut-off Date exceed the following amounts:

                               --------------------- --------------------------------------------------------
                                                                          Loss Trigger
                               --------------------- --------------------------------------------------------
                               Months 25-36          [1.55]% in the first month plus an additional 1/12th
                                                     of [1.95]% for every month thereafter
                                                     [3.50]% in the first month plus an additional 1/12th
                               Months 37-48          of [1.95]% for every month thereafter
                                                     [5.45]% in the first month plus an additional 1/12th
                               Months 49-60          of [1.60]% for every month thereafter
                                                     [7.05]% in the first month plus an additional 1/12th
                               Months 61-72          of [0.85]% for every month thereafter
                               Months 73 and
                               thereafter            [7.90]%
                               --------------------- --------------------------------------------------------

 Sixty-Plus Delinquency        With  respect to any  Distribution  Date,  the  fraction,  expressed  as a
 Percentage:                   percentage,  equal to (x) the aggregate  stated  principal  balance of the
                               Mortgage  Loans  that  are  60 or  more  days  delinquent  in  payment  of principal  and interest for that  Distribution  Date,  including  Mortgage
                               Loans in  foreclosure  and REO,  over (y) the aggregate  stated  principal
                               balance  of  all  of  the  Mortgage  Loans   immediately   preceding  that
                               Distribution Date.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Principal Remittance Amount:  For any  Distribution  Date,  the sum of the  following  amounts:  (i) the principal  portion of all scheduled monthly payments on the Mortgage Loans received or  advanced  with  respect to the  related due period;  (ii) the principal  portion of all proceeds of the repurchase of Mortgage Loans or, in the case of substitution,  amounts  representing a principal adjustment as required in the pooling and  servicing  agreement  during the preceding calendar month; and (iii) the principal  portion of all other  unscheduled collections  received on the Mortgage Loans during the preceding  calendar
                               month  including,   without   limitation,   full  and  partial   principal
                               prepayments  made  by  the  respective  mortgagors,   to  the  extent  not
                               distributed in the preceding month but excluding subsequent recoveries.
 Principal Distribution        On any  Distribution  Date,  the  lesser  of (a)  the  excess  of (i)  the
 Amount:                       Available  Distribution  Amount plus with  respect to clauses (v) and (vi)
                               of clause (b) amounts  received by the trustee  under the Swap  Agreement, over (ii) the interest  distribution  amount and (b) the aggregate  amount described below:
                              (i)     the  principal  portion of all  scheduled  monthly  payments  on the
                                             Mortgage  Loans  received  or advanced  with  respect to the related due period;

                              (ii)    the principal  portion of all proceeds of the repurchase of Mortgage
                                             Loans,   or,  in  the  case  of  a   substitution,   amounts
                                             representing  a  principal  adjustment,  as  required by the
                                             pooling  and  servicing   agreement   during  the  preceding
                                             calendar month;

                              (iii)   the principal  portion of all other  unscheduled  collections  other than subsequent  recoveries,  received on the Mortgage Loans during  the  preceding  calendar  month,  or  deemed  to  be received  during the preceding  calendar  month,  including, without limitation,  full and partial principal  prepayments made  by  the  respective  mortgagors,  to  the  extent  not distributed in the preceding month;

                              (iv)    the lesser of (a) subsequent  recoveries for that  distribution date and  (b)  the  principal  portion  of  any  realized  losses
                                             allocated   to  any  class  of   certificates   on  a  prior
                                             distribution date and remaining unpaid;

                              (v)     the lesser of (a) the Excess Cash Flow for that  distribution  date, to the  extent  not  used  in  clause  (iv)  above  on  such distribution  date,  and (b) the  principal  portion  of any realized losses  incurred,  or deemed to have been incurred, on any Mortgage Loans in the calendar  month  preceding that distribution  date to the extent covered by Excess Cash Flow for that  distribution date as described under "-Priority of
                                             Distributions" above; and,

                              (vi)    the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent  not used  pursuant  to  clauses  (iv) and (v)
                                             above on such  distribution  date, and (b) the amount of any overcollateralization  increase amount for that distribution date; minus,

                              (vii)   the amount of any  overcollateralization  reduction  amount for that distribution date; and,

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                              (viii)  any capitalization reimbursement amount.

                               In no event will the  Principal  Distribution  Amount on any  distribution date  be  less  than  zero  or  greater  than  the  outstanding  aggregate certificate  principal  balance  of the Class A  Certificates  and Class M
                               Certificates.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Class A Principal             With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution   Date,   the   Principal   Distribution   Amount   for  that
                               Distribution  Date or (ii) on or  after  the  Stepdown  Date if a  Trigger
                               Event is not in effect for that  Distribution  Date, the lesser of (a) the
                               Principal  Distribution  Amount  for  that  Distribution  Date and (b) the excess, if any, of (x) the aggregate  certificate principal balance of the
                               Class A Certificates  immediately prior to that Distribution Date over (y)
                               the lesser of (i) the product of the applicable  Subordination  Percentage and the  principal  balance of the Mortgage  Loans after giving  effect to distributions to be made on that  Distribution Date and (ii) the aggregate stated principal  balance of the Mortgage Loans after giving affect to the distributions to be made on such Distribution Date minus the OC Floor.

 Class M-1 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  or (ii) on or after the Stepdown  Date if a Trigger
                               Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution  of the Class A  Principal  Distribution  Amount  and (b) the
                               excess of (x) the sum of (i) the aggregate  certificate  principal balance of the Class A  Certificates,  after taking into account the  distribution of the Class A  Principal  Distribution  Amount  and (ii) the  certificate principal balance of the Class M-1 Certificates  immediately prior to that
                               Distribution  Date  over  (y)  the  lesser  of  (i)  the  product  of  the applicable  Subordination  Percentage  and the  principal  balance  of the
                               Mortgage  Loans after giving  effect to  distributions  to be made on that
                               Distribution  Date and (ii) the aggregate stated principal  balance of the
                               Mortgage  Loans after giving  effect to  distributions  to be made on that
                               Distribution Date minus the OC Floor.

 Class M-2 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount and the Class M-1 Principal  Distribution  Amount, or
                               (ii) on or after the  Stepdown  Date if a  Trigger  Event is not in effect for that  Distribution  Date,  the lesser of (a) the  remaining  Principal
                               Distribution  Amount for that Distribution Date after  distribution of the
                               Class  A  Principal  Distribution  Amount  and  the  Class  M-1  Principal
                               Distribution  Amount  and  (b)  the  excess  of (x)  the  sum  of (i)  the aggregate  certificate  principal  balance of the Class A Certificates and
                               Class M-1 Certificates,  after taking into account the distribution of the
                               Class  A   Principal   Distribution   Amount   and  Class  M-1   Principal
                               Distribution  Amount  and (ii) the  certificate  principal  balance of the
                               Class M-2 Certificates  immediately  prior to that  Distribution Date over
                               (y)  the  lesser  of  (i)  the  product  of the  applicable  Subordination
                               Percentage  and the principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution Date and (ii) the aggregate  stated  principal  balance of the  Mortgage  Loans after giving effect to distributions to be made on that  Distribution Date minus the OC
                               Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Class M-3 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount, the Class M-1 Principal  Distribution Amount and the
                               Class M-2 Principal  Distribution  Amount or (ii) on or after the Stepdown
                               Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of (a)  the  remaining  Principal  Distribution  Amount  for  that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount, the Class M-1 Principal  Distribution Amount and the
                               Class M-2 Principal  Distribution Amount and (b) the excess of (x) the sum of  (i)  the  aggregate  certificate  principal  balance  of the  Class  A
                               Certificates,  Class M-1  Certificates and Class M-2  Certificates,  after
                               taking   into   account  the   distribution   of  the  Class  A  Principal
                               Distribution  Amount,  Class M-1 Principal  Distribution Amount, and Class
                               M-2  Principal  Distribution  Amount  and (ii) the  certificate  principal
                               balance  of  the  Class  M-3  Certificates   immediately   prior  to  that
                               Distribution  Date  over  (y)  the  lesser  of  (i)  the  product  of  the applicable  Subordination  Percentage and the stated principal  balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that  Distribution Date and (ii) the aggregate stated principal balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that Distribution Date minus the OC Floor.

 Class M-4 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class M-2  Principal  Distribution  Amount  and the  Class  M-3  Principal
                               Distribution  Amount  or (ii) on or after the  Stepdown  Date if a Trigger
                               Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Class M-1
                               Principal  Distribution  Amount,  the  Class  M-2  Principal  Distribution
                               Amount and the Class M-3 Principal  Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate  certificate  principal balance of the
                               Class A Certificates,  Class M-1 Certificates,  Class M-2 Certificates and
                               Class M-3 Certificates,  after taking into account the distribution of the
                               Class A Principal  Distribution Amount,  Class M-1 Principal  Distribution
                               Amount,  Class M-2 Principal  Distribution  Amount and Class M-3 Principal
                               Distribution  Amount  and (ii) the  certificate  principal  balance of the
                               Class M-4 Certificates  immediately  prior to that  Distribution Date over
                               (y)  the  lesser  of  (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and
                               (ii) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date minus the OC Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Class M-5 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class  M-2  Principal   Distribution   Amount,  the  Class  M-3  Principal
                               Distribution  Amount and the Class M-4  Principal  Distribution  Amount or
                               (ii) on or after the  Stepdown  Date if a  Trigger  Event is not in effect for that  Distribution  Date,  the lesser of (a) the  remaining  Principal
                               Distribution  Amount for that Distribution Date after  distribution of the
                               Class  A  Principal   Distribution   Amount,   the  Class  M-1   Principal
                               Distribution  Amount,  the Class M-2 Principal  Distribution  Amount,  the
                               Class M-3  Principal  Distribution  Amount  and the  Class  M-4  Principal
                               Distribution  Amount  and  (b)  the  excess  of (x)  the  sum  of (i)  the aggregate  certificate  principal  balance  of the  Class A  Certificates,
                               Class M-1  Certificates,  Class M-2  Certificates,  Class M-3 Certificates
                               and Class M-4 Certificates,  after taking into account the distribution of
                               the  Class  A  Principal   Distribution   Amount,   Class  M-1   Principal
                               Distribution  Amount,  Class M-2 Principal  Distribution Amount, Class M-3
                               Principal  Distribution Amount and Class M-4 Principal Distribution Amount
                               and (ii) the certificate  principal  balance of the Class M-5 Certificates immediately  prior to that  Distribution  Date over (y) the  lesser of (i)
                               the  product of the  applicable  Subordination  Percentage  and the stated
                               principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                               distributions to be made on that  Distribution Date and (ii) the aggregate
                               stated   principal   balance  of  the  Mortgage  after  giving  effect  to
                               distributions  to be made on that  Distribution  Date  Loans  minus the OC
                               Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Class M-6 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class  M-2  Principal   Distribution   Amount,  the  Class  M-3  Principal
                               Distribution  Amount, the Class M-4 Principal  Distribution Amount and the
                               Class M-5 Principal  Distribution  Amount or (ii) on or after the Stepdown
                               Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of (a)  the  remaining  Principal  Distribution  Amount  for  that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class  M-2  Principal   Distribution   Amount,  the  Class  M-3  Principal
                               Distribution  Amount, the Class M-4 Principal  Distribution Amount and the
                               Class M-5 Principal  Distribution Amount and (b) the excess of (x) the sum of  (i)  the  aggregate  certificate  principal  balance  of the  Class  A
                               Certificates,  Class M-1 Certificates,  Class M-2 Certificates,  Class M-3
                               Certificates,  Class M-4  Certificates and Class M-5  Certificates,  after
                               taking   into   account  the   distribution   of  the  Class  A  Principal
                               Distribution  Amount,  Class M-1 Principal  Distribution Amount, Class M-2
                               Principal  Distribution Amount,  Class M-3 Principal  Distribution Amount,
                               Class  M-4   Principal   Distribution   Amount  and  Class  M-5  Principal
                               Distribution  Amount  and (ii) the  certificate  principal  balance of the
                               Class M-6 Certificates  immediately  prior to that  Distribution Date over
                               (y)  the  lesser  of  (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and
                               (ii) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date minus the OC Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Class M-7 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class  M-2  Principal   Distribution   Amount,  the  Class  M-3  Principal
                               Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the
                               Class M-5  Principal  Distribution  Amount  and the  Class  M-6  Principal
                               Distribution  Amount  or (ii) on or after the  Stepdown  Date if a Trigger
                               Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Class M-1
                               Principal  Distribution  Amount,  the  Class  M-2  Principal  Distribution
                               Amount,  the  Class  M-3  Principal  Distribution  Amount,  the  Class M-4
                               Principal  Distribution  Amount,  the  Class  M-5  Principal  Distribution
                               Amount and the Class M-6 Principal  Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate  certificate  principal balance of the
                               Class A  Certificates,  Class M-1  Certificates,  Class M-2  Certificates,
                               Class M-3  Certificates,  Class M-4  Certificates,  Class M-5 Certificates
                               and Class M-6 Certificates,  after taking into account the distribution of
                               the  Class  A  Principal   Distribution   Amount,   Class  M-1   Principal
                               Distribution  Amount,  Class M-2 Principal  Distribution Amount, Class M-3
                               Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,
                               Class  M-5   Principal   Distribution   Amount  and  Class  M-6  Principal
                               Distribution  Amount  and (ii) the  certificate  principal  balance of the
                               Class M-7 Certificates  immediately  prior to that  Distribution Date over
                               (y)  the  lesser  of  (i)  the  product  of the  applicable  Subordination
                               Percentage  and the stated  principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution  Date and
                               (ii) the aggregate  stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution Date minus the OC Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Class M-8 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class  M-2  Principal   Distribution   Amount,  the  Class  M-3  Principal
                               Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the
                               Class  M-5  Principal   Distribution   Amount,  the  Class  M-6  Principal
                               Distribution  Amount and the Class M-7  Principal  Distribution  Amount or
                               (ii) on or after the  Stepdown  Date if a  Trigger  Event is not in effect for that  Distribution  Date,  the lesser of (a) the  remaining  Principal
                               Distribution  Amount for that Distribution Date after  distribution of the
                               Class  A  Principal   Distribution   Amount,   the  Class  M-1   Principal
                               Distribution  Amount,  the Class M-2 Principal  Distribution  Amount,  the
                               Class  M-3  Principal   Distribution   Amount,  the  Class  M-4  Principal
                               Distribution  Amount,  the Class M-5 Principal  Distribution  Amount,  the
                               Class M-6  Principal  Distribution  Amount  and the  Class  M-7  Principal
                               Distribution  Amount  and  (b)  the  excess  of (x)  the  sum  of (i)  the aggregate  certificate  principal  balance  of the  Class A  Certificates,
                               Class M-1 Certificates,  Class M-2  Certificates,  Class M-3 Certificates,
                               Class M-4  Certificates,  Class M-5  Certificates,  Class M-6 Certificates
                               and Class M-7 Certificates,  after taking into account the distribution of
                               the  Class  A  Principal   Distribution   Amount,   Class  M-1   Principal
                               Distribution  Amount,  Class M-2 Principal  Distribution Amount, Class M-3
                               Principal  Distribution Amount,  Class M-4 Principal  Distribution Amount,
                               Class M-5 Principal  Distribution Amount, Class M-6 Principal Distribution
                               Amount  and  Class  M-7  Principal   Distribution   Amount  and  (ii)  the
                               certificate  principal  balance of the Class M-8 Certificates  immediately prior to that  Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the stated principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution Date and (ii) the aggregate stated principal balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Class M-9 Principal           With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class  M-2  Principal   Distribution   Amount,  the  Class  M-3  Principal
                               Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the
                               Class  M-5  Principal   Distribution   Amount,  the  Class  M-6  Principal
                               Distribution  Amount, the Class M-7 Principal  Distribution Amount and the
                               Class M-8 Principal  Distribution  Amount or (ii) on or after the Stepdown
                               Date if a Trigger Event is not in effect for that  Distribution  Date, the lesser  of (a)  the  remaining  Principal  Distribution  Amount  for  that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class  M-2  Principal   Distribution   Amount,  the  Class  M-3  Principal
                               Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the
                               Class  M-5  Principal   Distribution   Amount,  the  Class  M-6  Principal
                               Distribution  Amount, the Class M-7 Principal  Distribution Amount and the
                               Class M-8 Principal  Distribution Amount and (b) the excess of (x) the sum of  (i)  the  aggregate  certificate  principal  balance  of the  Class  A
                               Certificates,  Class M-1 Certificates,  Class M-2 Certificates,  Class M-3
                               Certificates,  Class M-4 Certificates,  Class M-5 Certificates,  Class M-6
                               Certificates,  Class M-7  Certificates and Class M-8  Certificates,  after
                               taking   into   account  the   distribution   of  the  Class  A  Principal
                               Distribution  Amount,  Class M-1 Principal  Distribution Amount, Class M-2
                               Principal  Distribution Amount,  Class M-3 Principal  Distribution Amount,
                               Class M-4 Principal  Distribution Amount, Class M-5 Principal Distribution
                               Amount,  Class M-6 Principal  Distribution  Amount, Class M-7 Distribution
                               Amount  and  Class  M-8  Principal   Distribution   Amount  and  (ii)  the
                               certificate  principal  balance of the Class M-9 Certificates  immediately prior to that  Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the stated principal balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution Date and (ii) the aggregate stated principal balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that Distribution Date minus the OC Floor.
 Class M-10 Principal          With respect to any  Distribution  Date (i) prior to the Stepdown  Date or
 Distribution Amount:          on or after the  Stepdown  Date if a Trigger  Event is in effect  for that
                               Distribution Date, the remaining  Principal  Distribution  Amount for that
                               Distribution   Date   after   distribution   of  the  Class  A   Principal
                               Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
                               Class  M-2  Principal   Distribution   Amount,  the  Class  M-3  Principal
                               Distribution  Amount,  the Class M-4 Principal  Distribution  Amount,  the
                               Class  M-5  Principal   Distribution   Amount,  the  Class  M-6  Principal
                               Distribution  Amount,  the Class M-7 Principal  Distribution  Amount,  the
                               Class M-8  Principal  Distribution  Amount  and the  Class  M-9  Principal
                               Distribution  Amount  or (ii) on or after the  Stepdown  Date if a Trigger
                               Event is not in effect for that  Distribution  Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Class M-1
                               Principal  Distribution  Amount,  the  Class  M-2  Principal  Distribution
                               Amount,  the  Class  M-3  Principal  Distribution  Amount,  the  Class M-4
                               Principal  Distribution  Amount,  the  Class  M-5  Principal  Distribution
                               Amount,  the  Class  M-6  Principal  Distribution  Amount,  the  Class M-7
                               Principal  Distribution  Amount,  the  Class  M-8  Principal  Distribution
                               Amount  and  the  Class  M-9  Principal  Distribution  Amount  and (b) the
                               excess of (x) the sum of (i) the aggregate  certificate  principal balance
                               of  the  Class  A  Certificates,   Class  M-1   Certificates,   Class  M-2
                               Certificates,  Class M-3 Certificates,

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                               Class M-4 Certificates,  Class M-5
                               Certificates,  Class M-6 Certificates,  Class M-7 Certificates,  Class M-8
                               Certificates  and Class M-9  Certificates,  after  taking into account the distribution  of the  Class A  Principal  Distribution  Amount,  Class M-1
                               Principal  Distribution Amount,  Class M-2 Principal  Distribution Amount,
                               Class M-3 Principal  Distribution Amount, Class M-4 Principal Distribution
                               Amount,  Class M-5  Principal  Distribution  Amount,  Class M-6  Principal
                               Distribution  Amount,  Class M-7 Distribution  Amount, Class M-8 Principal
                               Distribution  Amount and Class M-9 Principal  Distribution Amount and (ii)
                               the  certificate   principal   balance  of  the  Class  M-10  Certificates
                               immediately  prior to that  Distribution  Date over (y) the  lesser of (i)
                               the  product of the  applicable  Subordination  Percentage  and the stated
                               principal   balance  of  the  Mortgage   Loans  after  giving   effect  to
                               distributions to be made on that  Distribution Date and (ii) the aggregate stated  principal  balance of the Mortgage  Loans after  giving  effect to distributions to be made on that Distribution Date minus the OC Floor.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

 Allocation of Losses:        Any realized losses will be allocated in the following order of priority:
                              (i)     To Excess Cash Flow for the related Distribution Date;
                              (ii)    To the  overcollateralization  amount,  until it has been reduced to zero;

                              (iii)   To the Class  M-10  Certificates,  until the  certificate  principal balance thereof has been reduced to zero;

                              (iv)    To the  Class M-9  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero;

                              (v)     To the  Class M-8  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero;

                              (vi)    To the  Class M-7  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero;

                              (vii)   To the  Class M-6  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero;

                              (viii)  To the  Class M-5  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero;

                              (ix)    To the  Class M-4  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero;

                              (x)     To the  Class M-3  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero;

                              (xi)    To the  Class M-2  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero;

                              (xii)   To the  Class M-1  Certificates,  until  the  certificate  principal balance thereof has been reduced to zero; and,

                              (xiii)  To  the  Class  A  Certificates  on a  pro  rata  basis,  until  the certificate principal balances thereof have been reduced to zero.
  Stepdown Date:               The earlier to occur of (i) the Distribution  Date immediately  succeeding the  Distribution  Date  on  which  the  aggregate  certificate  principal balance of the Class A  Certificates  has been reduced to zero or (ii) the later  to  occur of (x) the  Distribution  Date in March  2009 and (y) the
                               first  Distribution  Date on which the Senior  Enhancement  Percentage  is greater than or equal to the Specified Enhancement Percentage.

  Specified Enhancement       The Specified Enhancement Percentage is 43.40%.
  Percentage:
 Preliminary Prospectus:       The  Offered  Certificates  will  be  offered  pursuant  to a  Preliminary
                               Prospectus which includes a Base Prospectus.  Additional  information with respect to the Offered  Certificates  and the Mortgage  Loans is contained in the Preliminary Prospectus.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                                                 Swap Agreement
  On the Closing Date,  the Trustee will enter into a Swap  Agreement  with Bear Stearns Bank plc.(the  "Swap
   Counterparty")  for the benefit of the Class A and Class M and Certificates.  The Swap Agreement will have an initial notional amount of approximately  $977,500,000.  Under the Swap Agreement, on each Distribution
   Date (i) the trust shall be obligated to pay to the Swap  Counterparty an amount equal to 4.978% per annum on a notional  amount equal to the related swap notional  amount set forth in the schedule  below and (ii)
   the trust will be entitled to receive from the Swap  Counterparty  an amount  equal to One-Month  LIBOR on the notional  balance in each case as accrued  during the related swap accrual  period,  until the swap is retired.  Only the net amount of the two  obligations  above will be paid by the appropriate  party.  Upon early  termination  of the Swap  Agreement,  the  trust or the Swap  Counterparty  may be liable to make a termination payment (the "Swap Termination Payment") to the other party,  regardless of which party caused the  termination.  The Swap  Termination  Payment will be computed in accordance  with the  procedures set forth in the Swap Agreement.  In the event that the trust is required to make a Swap Termination  Payment, that payment will be paid on the related  Distribution  Date,  and on any  subsequent  Distribution  Dates until paid in full, prior to distributions to  Certificateholders  (other than a Swap Termination  Payment due to a Swap  Provider  Trigger  Event).  Shown in the schedule  included  herein is the  aggregate  swap notional  amount  schedule,  which  generally  has been  derived by adding  the  aggregate  mortgage  loan collateral,  a notional  balance  corresponding  to 1.5x the  respective  pricing  speeds of the fixed and adjustable mortgage loans and subtracting the Required Overcollateralization Amount.

---------- ----------------- -------- -----------------
               Notional                   Notional
 Period      Balance ($)     Period     Balance ($)
---------- ----------------- -------- -----------------
    1        977,500,000.00    24       338,287,405.23
    2        968,602,193.08    25       304,279,880.49
    3        956,822,382.33    26       274,191,913.19
    4        941,634,798.62    27       251,394,479.80
    5        923,042,355.18    28       236,442,747.26
    6        901,080,224.16    29       222,336,502.62
    7        875,818,138.73    30       209,026,455.35
    8        847,364,200.54    31       196,466,495.44
    9        815,945,275.98    32       184,613,235.93
   10        782,122,663.86    33       173,425,843.21
   11        746,299,163.84    34       173,425,843.21
   12        710,108,437.35    35       167,805,870.93
   13        675,636,122.32    36       158,828,201.58
   14        642,793,549.58    37       150,352,699.11
   15        611,510,004.45    38       142,349,141.98
   16        581,710,906.23    39       134,790,449.57
   17        553,325,230.13    40       127,651,125.92
   18        526,276,138.23    41       120,907,165.96
   19        500,344,813.74    42       114,535,974.38
   20        475,653,709.63    43       108,516,265.80
   21        451,275,077.15    44       102,786,155.81
   22        418,869,415.56    45        97,151,238.70
   23        376,302,793.13
---------- ----------------- -------- -----------------

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                                            Rating Agency Contacts

-----------------------------------------------------------------------------------------------------
                                  NAME                                       PHONE EXTENSION
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 Moody's:                         Odile Grisard Boucher                       (212) 553-1382
 S&P:                             Sudhir Sharma                               (212) 438-3047
-----------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------
                                                          (Filed pursuant to Rule 433; SEC File No. 333-122688)
---------------------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                      GMAC RFC

Free Writing Prospectus Containing Computational Materials

Part II of II

$ 977,500,000 (Approximate)

RASC Series 2006-KS2 Trust
Issuing Entity

Residential Asset Securities Corporation
Depositor

Residential Funding Corporation
Master Servicer and Sponsor

Home Equity Mortgage Asset-Backed Pass-Through Certificates,
Series 2006-KS2

February 10, 2006

                                                  GMAC RFC Securities

      Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

Expected Timing:      Pricing Date:              On or about  February [14], 2006
                      Settlement Date:           On or about  February 27, 2006
                      First Payment Date:        March 27, 2006

Structure:            Fixed and ARMs:            $1,000,000,000 Senior / Subordinated structure /
                                                 overcollateralization
                      Rating Agencies:           [Moody's and S&P]

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

Statement Regarding Assumptions as to Securities, Pricing Estimates, and Other Information

Any transactions in the certificates will be effected through Residential Funding Securities Corporation.

The information herein has been provided solely by Residential Funding Securities Corporation ("RFSC")
based on information with respect to the mortgage loans provided by Residential Funding Corporation
("RFC") and its affiliates. RFSC is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING
TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR MORE  COMPLETE
INFORMATION  ABOUT THE  DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU REQUEST IT BY
CALLING TOLL-FREE (888) 523-3990.

The  certificates  may not be suitable for all  investors.  RFSC and its  affiliates  may acquire,  hold or sell positions in these certificates,  or in related derivatives,  and may have an investment or commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFSC and potential purchasers until a preliminary prospectus supplement is delivered by RFSC to such potential purchasers and the potential purchaser and RFSC enter into a contract after the deliver of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity  is not obligated to issue such certificate or any similar certificate and RFSC's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the issuing entity  for the applicable series and the availability of such certificate when, as and if issued by the issuing entity .  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them described in this term sheet supplement and any term sheet for that series, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFSC's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFSC does not deliver such certificates, RFSC will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

The information in this free writing  prospectus is preliminary,  and will be superseded by the preliminary prospectus.  This  free  writing  prospectus  is  being  delivered  to  you  solely  to  provide  you  with information  about the  offering of the  certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase any of the  certificates  until we have  accepted  your  offer to  purchase  certificates.  We will not accept any offer by you to purchase the  certificates,  and you will not have any  contractual  commitment to purchase any of the  certificates  until after you have received the preliminary  prospectus.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance  of your offer.  The  information  in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFSC and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFSC's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFSC does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFSC (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFSC may make a market in the certificates referred to herein.

The mortgage pool information in this free writing prospectus was derived from a preliminary pool of mortgage loans which is not representative of the mortgage loans that will comprise the final mortgage loan pool.  The preliminary pool of mortgage loans represents only a portion of the final mortgage loan pool and mortgage loans that are included in the preliminary mortgage loan pool may be removed from the final mortgage loan pool.  It is expected that the characteristics of the final mortgage loan pool will differ, and may differ materially, from the characteristics of the preliminary pool of mortgage loans set forth below.  Although the characteristics of the final mortgage loan pool are expected to be similar to the characteristics of the preliminary pool contained in this free writing prospectus, they are not expected to conform in all material respects.

Finally, RFSC has not addressed the legal, accounting and tax implications of the analysis with respect to you, and RFSC strongly urges you to seek advice from your counsel, accountant and tax advisor

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

Aggregate Collateral Summary

Summary                                                                     Total   Minimum    Maximum
Aggregate Current Principal Balance                             $1,038,713,384.91  $11,486.96 $747,219
Number of Mortgage Loans                                                    7,333

Average Current Principal Balance                                     $141,649.17
Weighted Average Original Loan-to-Value                                    82.24%     9.00%    100.00%
Weighted Average Mortgage Rate                                              8.14%     5.30%     13.63%
Weighted Average Net Mortgage Rate                                          7.67%     4.75%     13.08%
Weighted Average Note Margin                                                5.94%     2.25%     12.49%
Weighted Average Maximum Mortgage Rate                                     14.09%    11.30%     20.49%
Weighted Average Minimum Mortgage Rate                                      7.47%     2.25%     13.49%
Weighted Average Term to Next Rate Adjustment
Date (months)                                                                  23         1         59
Weighted Average Remaining Term to Stated
Maturity (months)                                                             353       116        360
Weighted Average Credit Score                                                 617       479        808

Weighted Average reflected in Total
                                                                                   Percent of Cut-off
                                                                                   Date
                                                   Range                           Principal Balance
Product Type                                       Hybrid/ARM                        84.91%
                                                   Fixed                             15.09%

Lien                                               First                             96.24%
                                                   Second                             3.76%

Property Type                                      Single-family detached            81.35%
                                                   Townhouse                          1.37%
                                                   Condo-Low-Rise(Less than 5
                                                   stories)                           3.99%
                                                   Condo Mid-Rise (5 to 8
                                                   stories)                           0.15%
                                                   Condo High-Rise (9 stories or
                                                   more)                              0.05%
                                                   Manufactured                       0.08%
                                                   Planned Unit Developments
                                                   (detached)                         7.08%
                                                   Planned Unit Developments
                                                   (attached)                         2.14%
                                                   Two-to-four family units           3.77%
                                                   Leasehold                          0.01%

Occupancy Status                                   Primary Residence                 94.81%
                                                   Second/Vacation                    1.65%
                                                   Non Owner Occupied                 3.54%

Documentation Type                                 Full Documentation                66.67%
                                                   Reduced Documentation             33.33%

Loans with Prepayment penalties                                                      70.74%

Interest Only Percentage                                                             14.91%

Loans serviced by Homecomings                                                       100.00%

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                                 Lien Position of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Lien Position                      of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
First Lien                          6,341      $999,698,697   96.24%    $157,656      617      81.59%
Second Lien                          992         39,014,688    3.76       39,329      637      99.08
Total:                              7,333    $1,038,713,385  100.00%    $141,649      617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 Product Type of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Product Type                       of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
1YR Arm                               1       $202,691        0.02%   $202,691       663      85.00%
2YR Hybrid                          4,206    653,948,354      62.96    155,480       610       82.00
2YR Hybrid 40/30 Balloon             105     22,956,997       2.21     218,638       609       84.52
2YR Hybrid IO                        633     138,059,729      13.29    218,104       645       82.74
3YR Hybrid                           352     52,201,433       5.03     148,300       612       79.29
3YR Hybrid 40/30 Balloon              9      1,681,235        0.16     186,804       635       77.67
3YR Hybrid IO                         57     12,272,342       1.18     215,304       631       82.55
5YR Hybrid IO                         2      614,740          0.06     307,370       660       85.28
FRM                                 1,402    129,125,455      12.43    92,101        623       81.25
FRM 30/15 Balloon                    542     22,450,601       2.16     41,422        646       97.76
FRM 40/30 Balloon                     6      1,240,935        0.12     206,823       634       79.37
FRM IO                                18     3,958,872        0.38     219,937       643       77.53
Total:                              7,333    $1,038,713,385  100.00%  $141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                     Credit Score Distribution of the Aggregate Loans
                                                                                  Weighted
                                                            % of       Average    Average
                                   Number      Principal    Principal  Principal  Original
Credit Score Range                 Of Loans     Balance      Balance    Balance      LTV
---------------------------------- --------- -------------- ---------- ---------- ----------
499 or Less                           15       $1,968,390       0.19%   $131,226      61.14%
500 - 519                             72        8,880,493       0.85     123,340      66.86
520 - 539                            256       36,363,110       3.50     142,043      72.50
540 - 559                            420       61,559,275       5.93     146,570      78.47
560 - 579                            666       99,117,274       9.54     148,825      81.18
580 - 599                           1,223     159,927,584      15.40     130,767      82.35
600 - 619                           1,473     197,437,428      19.01     134,038      83.87
620 - 639                           1,064     154,483,878      14.87     145,192      82.93
640 - 659                            977      138,956,217      13.38     142,227      83.72
660 - 679                            559       84,505,986       8.14     151,173      83.66
680 - 699                            272       43,239,385       4.16     158,968      83.04
700 - 719                            142       23,646,832       2.28     166,527      83.54
720 - 739                             84       11,951,357       1.15     142,278      84.68
740 - 759                             50        7,756,799       0.75     155,136      83.60
760 or Greater                        60        8,919,378       0.86     148,656      81.92
Total:                              7,333  $1,038,713,385     100.00%    141,649      82.24%

As of the cut-off date, the weighted average Credit Score of the mortgage loans will be approximately
617
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------
                   Original Mortgage Loan Principal Balances of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
Original Mortgage Loan Balance     Number      Principal    Principal  Principal  Credit     Original
($)                                Of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
100,000 or less                     2,790   $172,853,536      16.64%    $61,955       613       83.40%
100,001 to 200,000                  2,999    428,033,060      41.21     142,725       614       81.54
200,001 to 300,000                  1,045    252,923,662      24.35     242,032       618       82.55
300,001 to 400,000                   381     129,606,946      12.48     340,176       626       82.72
400,001 to 500,000                    98      43,754,160       4.21     446,471       635       82.38
500,001 to 600,000                    15       8,194,481       0.79     546,299       637       83.28
600,001 to 700,000                    4        2,600,320       0.25     650,080       600       78.90
700,001 to 800,000                    1          747,219       0.07     747,219       630       21.00
Total:                              7,333 $1,038,713,385     100.00%   $141,649       617       82.24%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $141,649
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                              Net Mortgage Rates of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Net Mortgage Rates (%)             of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
4.500 - 4.999                         1      $86,549           0.01%   $86,549     652      80.00%
5.000 - 5.499                         9      2,671,249        0.26     296,805       664       80.36
5.500 - 5.999                        123     27,673,210       2.66     224,985       648       79.53
6.000 - 6.499                        454     96,693,013       9.31     212,980       642       79.50
6.500 - 6.999                        917     167,578,317      16.13    182,746       629       80.03
7.000 - 7.499                       1,349    228,451,924      21.99    169,349       621       81.34
7.500 - 7.999                       1,168    180,956,829      17.42    154,929       614       81.34
8.000 - 8.499                       1,016    139,651,781      13.44    137,453       604       82.98
8.500 - 8.999                        582     72,910,696       7.02     125,276       595       85.32
9.000 - 9.499                        495     53,219,636       5.12     107,514       588       84.69
9.500 - 9.999                        261     22,889,894       2.20     87,701        593       86.12
10.000 - 10.499                      315     18,581,901       1.79     58,990        617       91.49
10.500 - 10.999                      245     11,836,197       1.14     48,311        620       94.26
11.000 - 11.499                      251     9,779,840        0.94     38,964        618       96.80
11.500 - 11.999                      105     3,947,385        0.38     37,594        599       98.52
12.000 - 12.499                       24     1,011,248        0.10     42,135        590       90.18
12.500 - 12.999                       15     574,403          0.06     38,294        593      100.00
13.000 - 13.499                       3      199,315          0.02     66,438        585       85.16
Total:                              7,333    $1,038,713,385  100.00%  $141,649       617      82.24%

As of the cut-off date, the weighted average Net Mortgage Rate of the mortgage loans was approximately 7.6720% per annum.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                          Mortgage Rates of the Loans of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Mortgage Rate (%)                  of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
5.000 - 5.499                         2       $               0.04%     $            688      67.89%
                                             448,599                   224,299
5.500 - 5.999                         21     4,982,173        0.48     237,246       670       84.69
6.000 - 6.499                        135     29,956,562       2.88     221,900       649       80.10
6.500 - 6.999                        553     113,995,508      10.97    206,140       641       79.60
7.000 - 7.499                        832     152,066,252      14.64    182,772       631       80.28
7.500 - 7.999                       1,491    252,767,438      24.33    169,529       622       81.45
8.000 - 8.499                       1,003    150,964,104      14.53    150,513       613       80.84
8.500 - 8.999                       1,077    147,580,142      14.21    137,029       601       83.17
9.000 - 9.499                        495     62,560,187       6.02     126,384       590       85.07
9.500 - 9.999                        521     57,286,448       5.52     109,955       588       84.88
10.000 - 10.499                      197     17,366,409       1.67     88,154        580       85.03
10.500 - 10.999                      337     20,302,948       1.95     60,246        615       90.84
11.000 - 11.499                      205     10,194,058       0.98     49,727        617       93.50
11.500 - 11.999                      287     11,404,502       1.10     39,737        623       96.96
12.000 - 12.499                      121     4,616,809        0.44     38,155        603       98.42
12.500 - 12.999                       35     1,339,476        0.13     38,271        596       92.37
13.000 - 13.499                       17     746,917          0.07     43,936        592       95.92
13.500 - 13.999                       4      134,853          0.01     33,713        589      100.00
                                                                        $
Total:                              7,333    $1,038,713,385  100.00%   141,649       617      82.24%

As of the cut-off date, the Weighted average mortgage rate of the mortgage loans will be approximately 8.1370% per annum.
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                            Original Loan-to-Value of the Aggregate Loans
                                                                                  Weighted
                                                            % of       Average    Average
                                   Number      Principal    Principal  Principal  Credit
Original LTV Ratio (%)             of Loans     Balance      Balance    Balance     Score
---------------------------------- --------- -------------- ---------- ---------- ----------
0.01 - 50.00                         195      $               1.94%     $            599
                                             20,179,098                103,483
50.01 - 55.00                         72     8,728,382        0.84     121,228       582
55.01 - 60.00                        139     19,279,161       1.86     138,699       578
60.01 - 65.00                        163     24,586,668       2.37     150,838       588
65.01 - 70.00                        276     44,814,620       4.31     162,372       589
70.01 - 75.00                        308     50,322,984       4.84     163,386       593
75.01 - 80.00                       2,601    403,919,901      38.89    155,294       628
80.01 - 85.00                        601     99,926,756       9.62     166,267       609
85.01 - 90.00                       1,184    200,374,360      19.29    169,235       616
90.01 - 95.00                        855     128,537,395      12.37    150,336       624
95.01 - 100.00                       939     38,044,060       3.66     40,516        637
                                                                        $
Total:                              7,333    $1,038,713,385  100.00%   141,649       617

The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 82.24%
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

              Geographical Distributions of Mortgaged Properties of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
State                              of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Alaska                                7       $               0.12%     $            583      75.74%
                                             1,278,395                 182,628

Alabama                              255      25,230,222      2.43     98,942        612       84.07
Arkansas                              42       3,987,479      0.38     94,940        597       85.35
Arizona                              337      56,104,759      5.40     166,483       615       80.48
California                           426      103,340,993     9.95     242,584       629       78.63
Colorado                             165      24,639,788      2.37     149,332       626       82.61
Connecticut                           68      12,247,922      1.18     180,117       626       80.52
District of Columbia                  2         317,627       0.03     158,814       578       41.07
Delaware                              40       6,263,838      0.60     156,596       603       83.47
Florida                              625      102,597,544     9.88     164,156       618       80.37
Georgia                              406      49,695,336      4.78     122,402       617       83.79
Hawaii                                1         267,916       0.03     267,916       691       80.00
Iowa                                  51       4,457,264      0.43     87,397        614       86.16
Idaho                                 42       5,378,755      0.52     128,066       593       82.74
Illinois                             295      44,354,257      4.27     150,353       618       84.22
Indiana                              219      20,724,371      2.00     94,632        620       83.27
Kansas                                58       5,923,881      0.57     102,136       626       83.78
Kentucky                              83       8,367,735      0.81     100,816       614       84.10
Louisiana                            246      22,235,921      2.14     90,390        618       85.41
Massachusetts                        102      22,352,062      2.15     219,138       619       81.15
Maryland                             208      41,709,505      4.02     200,526       614       82.72
Maine                                 36       4,712,084      0.45     130,891       615       80.17
Michigan                             330      37,113,736      3.57     112,466       618       84.36
Minnesota                            127      20,428,390      1.97     160,853       616       83.02
Missouri                             245      26,562,704      2.56     108,419       615       84.40
Mississippi                          128      11,827,796      1.14     92,405        614       86.30
Montana                               9         896,430       0.09     99,603        603       85.80
North Carolina                       280      32,253,798      3.11     115,192       612       83.33
North Dakota                          5         394,536       0.04     78,907        575       83.31
Nebraska                              25       2,679,871      0.26     107,195       604       83.89
New Hampshire                         27       4,573,086      0.44     169,374       611       78.46
New Jersey                           137      29,794,121      2.87     217,475       622       81.89
New Mexico                            33       5,378,083      0.52     162,972       624       84.22
Nevada                                90      18,295,625      1.76     203,285       622       81.02
New York                              85      13,024,794      1.25     153,233       623       80.60
Ohio                                 188      21,887,434      2.11     116,423       616       85.63
Oklahoma                              84       8,527,496      0.82     101,518       603       84.50
Oregon                                63      10,843,918      1.04     172,126       616       83.60
Pennsylvania                         211      27,969,670      2.69     132,558       604       83.61
Rhode Island                          22       3,869,129      0.37     175,869       610       77.59
South Carolina                       144      17,502,752      1.69     121,547       616       84.06
South Dakota                          10        683,000       0.07     68,300        628       82.63
Tennessee                            247      24,695,535      2.38     99,982        613       83.02
Texas                                365      38,208,587      3.68     104,681       619       83.45
Utah                                  73       9,945,210      0.96     136,236       633       83.57
Virginia                             306      52,587,155      5.06     171,853       614       80.49
Vermont                               5         323,880       0.03     64,776        637       84.76
Washington                           123      20,268,430      1.95     164,784       617       81.42
Wisconsin                            218      27,904,389      2.69     128,002       616       83.47
West Virginia                         16       1,576,000      0.15     98,500        594       81.40
Wyoming                               23       2,510,174      0.24     109,138       607       82.12
Total:                              7,333    $1,038,713,385  100.00%  $141,649       617      82.24%
With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------
                             Mortgage Loan Purpose of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Loan Purpose                       of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Purchase                            3,086    $379,177,789      36.50%   $122,870      632       84.31%
Rate/Term Refinance                  526       74,731,102       7.19     142,074      618       81.61
Equity Refinance                    3,721     584,804,494      56.30     157,163      608       80.99
Total:                              7,333  $1,038,713,385     100.00%   $141,649      617       82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                       Mortgage Loan Documentation Types of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Documentation                      of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Full Documentation                  5,129    $692,508,492     66.67%   $135,018      606      82.52%
Reduced Documentation               2,204    346,204,893      33.33     157,080      640      81.68
Total:                              7,333    $1,038,713,385  100.00%   $141,649      617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                Occupancy Type of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Occupancy Type                     of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Primary Residence                   6,924     $              94.81%     $            616      82.30%
                                             984,819,627               142,233

Second/Vacation                      106     17,099,551       1.65     161,317       647       85.63

Non-Owner Occupied                   303     36,794,207       3.54     121,433       646       79.15
                                                                        $
Total:                              7,333    $1,038,713,385  100.00%   141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                           Mortgaged Property Types of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Property Type                      of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Single-family detached              6,092     $              81.35%     $            616      82.39%
                                             844,946,143               138,698

Townhouse                            112     14,214,396       1.37     126,914       614       82.15
Condo-Low-Rise(Less than 5
stories)                             304     41,456,291       3.99     136,369       636       82.32

Condo Mid-Rise (5 to 8 stories)       7      1,609,696        0.15     229,957       629       82.33
Condo High-Rise (9 stories or
more)                                 3      539,604          0.05     179,868       584       78.88

Manufactured                          7      822,210          0.08     117,459       628       76.84
Planned Unit Developments
(detached)                           436     73,592,489       7.08     168,790       619       81.80
Planned Unit Developments
(attached)                           143     22,227,929       2.14     155,440       619       81.69

Two-to-four family units             227     39,174,693       3.77     172,576       635       80.26

Leasehold                             2      129,935          0.01     64,967        572       88.46
                                                                        $
Total:                              7,333    $1,038,713,385  100.00%   141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 Credit Grades of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Aggregate Credit Grade             Of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
A4                                  4,600     $              63.10%     $            639      83.82%
                                             655,382,734               142,475
AX                                   658     101,831,229      9.80     154,759       612       80.25
AM                                  1,080    141,099,391      13.58    130,648       584       82.67
B                                    554     78,967,621       7.60     142,541       561       79.48
C                                    235     33,601,005       3.23     142,983       548       71.55
CM                                   206     27,831,405       2.68     135,104       533       70.90
Total:                              7,333    $1,038,713,385  100.00%   141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                           Prepayment Penalty Terms of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number        Principal  Principal  Principal  Credit     Original
Prepayment Penalty Term            of Loans        Balance   Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
12 Month                             323                      5.10%    $             624      81.45%
                                               $52,986,175              164,044

24 Month                             3684      559,838,549    53.90      151,965     616       82.48

36 Month                             937       116,157,604    11.18      123,968     622       80.57
60 Month                              26         4,337,211    0.42       166,816     616       81.86
Other                                 13         1,455,690    0.14       111,976     587       84.12

None                                 2350      303,938,155    29.26      129,335     617       82.58
                                                                        $
Total:                              7,333    $1,038,713,385  100.00%   141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
"Other" means not including None, 12 months, 24 months, 36 months, 60 months, and not more than 60 months.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                              Interest Only Terms of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Interest Only Term                 of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
None                                6,623     $              85.09%     $            613      82.18%
                                             883,807,701               133,445
24 Month                              50     9,305,709        0.90     186,114       650       81.07
36 Month                              4      543,399          0.05     135,850       661       80.00
60 Month                             625     140,100,179      13.49    224,160       644       82.69
120 Month                             31     4,956,397        0.48     159,884       629       83.05
                                                                        $
Total:                              7,333    $1,038,713,385  100.00%   141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.

                                 Note Margins of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Note Margin (%)                    of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                1,968     $              15.09%     $            627      83.51%
                                             156,775,863               79,663
2.000 - 2.499                         1      180,000          0.02     180,000       602       80.00
3.000 - 3.499                         8      1,899,383        0.18     237,423       645       78.33
3.500 - 3.999                         70     15,715,487       1.51     224,507       645       77.32
4.000 - 4.499                        264     53,874,220       5.19     204,069       635       76.62
4.500 - 4.999                        545     105,236,181      10.13    193,094       631       79.70
5.000 - 5.499                        820     144,921,831      13.95    176,734       626       80.32
5.500 - 5.999                        917     155,466,038      14.97    169,538       621       82.40
6.000 - 6.499                        880     142,192,039      13.69    161,582       612       83.53
6.500 - 6.999                        776     117,213,468      11.28    151,048       606       84.91
7.000 - 7.499                        521     72,650,702       6.99     139,445       598       83.47
7.500 - 7.999                        316     41,424,527       3.99     131,090       595       83.54
8.000 - 8.499                        173     21,690,034       2.09     125,376       569       84.24
8.500 - 8.999                         53     7,281,501        0.70     137,387       564       84.88
9.000 - 9.499                         10     1,111,109        0.11     111,111       569       89.05
9.500 - 9.999                         10     933,156          0.09     93,316        563       88.22
12.000 - 12.499                       1      147,845          0.01     147,845       587       80.00

Total:                              7,333    $1,038,713,385  100.00%  $141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.9359% per annum.

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                            Maximum Mortgage Rates of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Maximum Mortgage Rate (%)          of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                1,968     $              15.09%     $            627      83.51%
                                             156,775,863               79,663

11.000 - 11.999                       19     4,594,906        0.44     241,837       666       86.22

12.000 - 12.999                      509     108,267,135      10.42    212,706       640       79.75

13.000 - 13.999                     1,946    344,759,751      33.19    177,163       625       81.18

14.000 - 14.999                     1,804    279,853,940      26.94    155,130       609       82.88

15.000 - 15.999                      851     115,990,868      11.17    136,299       591       84.20

16.000 - 16.999                      212     25,176,965       2.42     118,759       574       83.36

17.000 - 17.999                       22     2,903,670        0.28     131,985       549       76.72

18.000 - 18.999                       1      242,440          0.02     242,440       596       95.00

20.000 - 20.999                       1      147,845          0.01     147,845       587       80.00
                                                                        $
Total:                              7,333    $1,038,713,385  100.00%   141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.0933% per annum.

                            Minimum Mortgage Rates of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Minimum Mortgage Rates (%)         of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                1,968     $              15.09%     $            627      83.51%
                                             156,775,863               79,663
2.000 - 2.999                         1      180,000          0.02     180,000       602       80.00
3.000 - 3.999                         3      355,667          0.03     118,556       573       79.45
4.000 - 4.999                         49     7,623,413        0.73     155,580       627       65.67
5.000 - 5.999                        531     86,608,733       8.34     163,105       626       78.55
6.000 - 6.999                       1,094    203,019,679      19.55    185,576       624       82.06
7.000 - 7.999                       1,895    331,094,799      31.88    174,720       622       82.20
8.000 - 8.999                       1,150    174,055,885      16.76    151,353       603       82.89
9.000 - 9.999                        510     63,604,414       6.12     124,715       586       84.52
10.000 - 10.999                      122     13,933,261       1.34     114,207       573       85.06
11.000 - 11.999                       8      1,071,385        0.10     133,923       585       83.34
12.000 - 12.999                       1      242,440          0.02     242,440       596       95.00
13.000 - 13.999                       1      147,845          0.01     147,845       587       80.00
                                                                        $
Total:                              7,333    $1,038,713,385  100.00%   141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 7.4694% per annum

This Information was prepared by Residential Funding Securities Corporation in its capacity as underwriter.
This information should be considered only after reading the Statement Regarding Assumptions as to
Securities, Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

                                                 Free Writing Prospectus Containing Computational Materials for
                                                                                     RASC Series 2006-KS2 Trust
---------------------------------------------------------------------------------------------------------------

                      Next Interest Rate Adjustment Date of the Aggregate Loans
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Next Interest Adjustment Date      of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                1,968     $              15.09%     $            627      83.51%
                                             156,775,863               79,663
March 2006                            1      53,309           0.01     53,309        531       67.00
April 2006                            6      637,214          0.06     106,202       606       82.19
July 2006                             1      77,983           0.01     77,983        564       82.00
June 2007                             2      197,253          0.02     98,627        603       77.38
July 2007                             9      1,521,859        0.15     169,095       586       84.13
August 2007                           45     10,270,583       0.99     228,235       606       83.48
September 2007                        76     13,675,892       1.32     179,946       597       81.69
October 2007                         140     24,008,107       2.31     171,486       624       87.49
November 2007                        415     69,102,608       6.65     166,512       619       86.36
December 2007                        990     151,795,327      14.61    153,329       615       82.38
January 2008                        3,039    509,745,059      49.07    167,734       616       81.35
February 2008                        224     34,295,200       3.30     153,104       607       81.58
May 2008                              1      101,995          0.01     101,995       586       90.00
July 2008                             1      128,000          0.01     128,000       661       80.00
August 2008                           5      1,818,905        0.18     363,781       642       55.21
September 2008                        7      722,067          0.07     103,152       594       88.61
October 2008                          12     2,179,201        0.21     181,600       619       88.81
November 2008                         29     5,487,757        0.53     189,233       631       88.81
December 2008                         66     11,420,666       1.10     173,040       603       79.99
January 2009                         243     36,427,197       3.51     149,906       618       79.76
February 2009                         51     7,656,600        0.74     150,129       609       76.03
September 2010                        1      322,240          0.03     322,240       717       81.00
January 2011                          1      292,500          0.03     292,500       597       90.00

Total:                              7,333    $1,038,713,385  100.00%  $141,649       617      82.24%

With respect to the Junior Lien Loans, the table was calculated using the
Combined-Loan-to-Value ratio.
As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 23

                                    Back End Debt to Income Ratio
                                                                                  Weighted   Weighted
                                                            % of       Average    Average    Average
                                   Number      Principal    Principal  Principal  Credit     Original
Category                           of Loans     Balance      Balance    Balance     Score       LTV
---------------------------------- --------- -------------- ---------- ---------- ---------- ----------
20.00 or Less                        239     $27,368,340      2.63%    $114,512     617      79.84%
20.01 - 25.00                        295      33,865,585       3.26     114,799     612       78.94
25.01 - 30.00                        455      58,899,376       5.67     129,449     615       80.30
30.01 - 35.00                        691      89,436,902       8.61     129,431     616       80.65
35.01 - 40.00                       1,116    152,996,341      14.73     137,093     615       81.74
40.01 - 45.00                       1,539    224,649,402      21.63     145,971     621       82.87
45.01 - 50.00                       2,096    314,683,647      30.30     150,135     623       83.28
50.01 - 55.00                        811     125,211,709      12.05     154,392     603       82.92
55.01 - 60.00                         4          555,768       0.05     138,942     553       69.43
Subtotal:                           7,246 $1,027,667,069      98.94%   $141,825     617       82.28%

Not Available                         87      11,046,316       1.06     126,969     618       79.14%

Total:                              7,333 $1,038,713,385  100.00%  $141,649         617       82.24%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.09%.